Exhibit 99.1

This following is summary and not a complete description of our business, operations or financial condition. You should read the information set forth under the heading “Risk Factors” and our financial statements in connection with this summary. Additionally, this summary contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this summary, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this summary relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements.

Our Business

Overview

We are a vertically-integrated developer and operator of next-generation digital infrastructure and integrated power assets accelerating speed-to-power for advanced AI hyperscalers. In the second half of 2025, we executed a strategic pivot from our legacy natural gas operations to focus exclusively on developing data center campuses where power, land, and connectivity can be assembled and delivered on accelerated timelines. Our mission is to deliver speed-to-power by converging behind-the-meter power flexibility with data center development capabilities. Our primary strategy is to aggregate and entitle “Powered Land” and to develop “Powered Shells” and build-to-suit assets in power-advantaged markets, beginning with the Permian Basin, which benefits from energy abundance, regulatory clarity, and fiber connectivity.

We are initially focused on our flagship project, Texas Critical Data Centers (“TCDC”), a 438-acre campus in Ector County, Texas, designed to support over 1 gigawatt (GW) of potential compute capacity through phased development, with projected power delivery beginning as early as the end of 2027. We believe our proximity to major natural gas pipelines, fiber networks and CO2 pipelines will provide us with the ability to serve our customers lower transmission costs and best-in-class uptime for purposes of reliably generating AI compute to capitalize on the AI revolution. We intend to execute through partnering across engineering, construction, procurement, power generation and sustainability with a world-class developer partner to provide our hyperscaler tenants with certainty of execution and speed-to-power.

Industry Background and Market Opportunity

Intense demand for compute and data center infrastructure is growing as AI training and inference, HPC, and public cloud services expand at a rapid pace. Developers and operators compete on their ability to secure and deliver power, compress time-to-operation, provide reliable network connectivity, and meet operational, regulatory, and environmental standards. Power demand from AI and data centers is rising sharply, creating localized reliability and interconnection bottlenecks while accelerating utility capex and private energy investments; with global data center electricity usage to roughly double by 2030 according to the IEA, with AI as the primary driver. “Behind-the-meter” and colocated power solutions—from natural-gas turbines and batteries to nuclear PPAs, small modular reactors (SMRs), geothermal, and large C&I rooftop solar plus storage—are rapidly advancing to bridge grid constraints and provide firm, flexible supply. Industry participants continually highlight sustained, dramatic growth in both current and future power requirements per rack, with long grid interconnection queues, strained transmission capacity on the public grid, limited availability and significant backlog for key power equipment and long-lead time items such as gas turbines and transformers as limiting the pace at which new compute can be built and energized. In this environment, the industry has increasingly emphasized sites with secured power and entitlements—“powered land”—with increasing interest on in behind-the-meter generation to reduce dependence on lengthy grid delivery timelines. Additionally, as regulatory scrutiny and public pressure on data centners and their usage of raw materials and power increases, we believe hyperscalers and other private AI providers will look to behind-the-meter solutions to secure power off the grid. Market participants have also introduced models that combine on-site natural gas generation with grid interconnects to provide reliable, dispatchable power for AI clusters. We believe these dynamics support opportunities for power-centric development in resource-advantaged regions like West Texas.

The Southwestern United States, including West Texas and adjacent markets, offers characteristics that align with these trends: proximity to abundant natural gas supply and established pipeline corridors; an industrial permitting and right-of-way ecosystem; competitive wholesale power markets with active development; expansive land availability; and growing long-haul and regional fiber connectivity. Dry climate conditions can support certain cooling approaches where appropriate, and the region’s existing energy workforce and infrastructure can facilitate large-scale site development. These attributes support the case for power-centric data center development focused on accelerated time-to-operation and scalable expansion.

Our Solutions and Services

To address the diverse needs of the compute market, we have adopted a bifurcated product strategy. We address the speed-to-power constraint through two primary offerings designed for hyperscalers, cloud providers, and qualified developers:

●	Powered Shell: We expect a significant portion of our initial deployment to be “Powered Shell” solutions. In this model, the Company delivers the core building structure, robust power connectivity, and cooling infrastructure, while the tenant retains responsibility for the internal fit-out of servers, racks, and networking equipment. This offering is particularly attractive to hyperscalers who require rapid “speed-to-market” but desire strict control over their proprietary hardware configurations.

●	Turnkey Solutions: For enterprise customers and specialized AI operators requiring fully managed infrastructure, we offer Turnkey data center solutions. This comprehensive service model includes full fit-out and ongoing facility management, allowing tenants to focus exclusively on compute workloads. We believe this flexibility allows us to broaden our total addressable market (TAM) and capture demand from a wider spectrum of the digital economy.

Target Tenant Profile and Credit Strategy

Our initial leasing efforts are rigorously focused on securing investment grade hyperscalers (e.g., major cloud providers and capitalization-weighted technology firms). We view these tenants as foundational to our capital strategy. Securing long-term, contracted cash flows from these counterparties is a prerequisite for stabilizing our asset base and accessing favorable debt financing terms for our project-level entities (“AssetCos”).

Following the stabilization of our initial phases with investment grade tenants, we intend to diversify our tenant base to include higher-yield, higher-risk counterparties. This expanding cohort may include specialized GPU cloud providers, sovereign AI clouds, and venture-backed AI startups. We believe that blending these higher-yielding tenants into a portfolio anchored by investment grade credit will allow us to optimize our weighted average return on invested capital while maintaining an acceptable risk profile.

Our Growth Strategies

●	Powered-Land in Power-Advantaged Markets We prioritize the acquisition and entitlement of “Powered Land”—sites where power, rights-of-way, environmental posture, and fiber are either in place or can be secured on accelerated timelines—beginning with the Permian Basin. We believe this approach mitigates interconnection uncertainty, reduces reliance on congested transmission, and positions us to commit to tenant energization milestones with greater confidence. At our flagship TCDC campus in Ector County, we control a 438-acre site designed to support 1+ GW of potential compute capacity through phased development, with initial power delivery targeted for the end of 2027, subject to typical development and interconnection risks. The site’s adjacency to natural gas pipelines, fiber networks, and CO₂ pipelines underpins lower transmission costs and best-in-class uptime objectives for AI compute.

●	Hybrid Power Structure Mixing Behind-the-Meter Energy with Grid Interconnection We are developing an integrated power strategy that blends: (i) direct interconnections to existing, proven grid infrastructure and (ii) on-site, behind-the-meter natural gas generation delivered by a dedicated energy partner, with contemplated integration of battery storage and other assets coming online over time. This hybrid approach is intended to deliver reliable, dispatchable power that is less exposed to grid-wide interconnection queues and mounting public pressure on data center consumption. This strategy reflects broader industry adoption of on-site generation to secure power amid interconnection bottlenecks and long equipment lead times, providing a hedge against delays while improving operational control for AI clusters.

●	Replicable Powered Shell and Turnkey Delivery Packages We will offer standardized delivery packages that allow hyperscalers to select between Powered Shell (fast building/power/cooling handoff to tenant) and Turnkey (fully fitted and operated) structures. Standardization clarifies scope, bankability, expedites permits and procurement, and improves replicability across phases and markets, which is essential for deploying 1+ GW campuses on tight timelines.

●	Attractive Return Profile Through Investment Grade Anchor Tenants Mixed with Selective Yields We aim to anchor early phases with investment grade hyperscalers to create durable, bankable cash flows that support non-recourse or limited-recourse project financing. Upon stabilization, we plan to layer select higher-yield counterparties—such as GPU cloud specialists or sovereign AI initiatives—to lift portfolio returns while managing risk via diversification and exposure limits.

●	Partner-Enabled Execution We are in the process of leveraging industry-leading specialists across engineering and commissioning, on-site power generation and fiber and network capabilities. Together, with the site fundamentals of TCDC’s adjacency to natural gas, fiber, and CO2 infrastructure, we believe we are able to execute speed-to-power in a manner our peers can’t replicate.

Leasing Structure

We intend to commercialize our portfolio through long-term, triple-net lease agreements structured to deliver a targeted yield on cost. This pricing mechanism is designed to protect the Company’s operating margins by passing through all operating expenses—including taxes, insurance, and routine maintenance—directly to the tenant. Critically, our leases will treat power consumption as a pass-through expense or a direct tenant obligation, insulating our balance sheet from volatility in commodity fuel pricing. We believe this structure aligns our financial interests with those of our tenants, ensuring that we achieve our return thresholds based on the development capital deployed while providing tenants with transparency and operational control.

Capitalization and Financing Framework

There is significant project-level capital interest in data center and digital infrastructure, reflected in active participation by infrastructure funds, pension investors, insurance companies, and banks pursuing construction and term financing for contracted campuses. Capital typically targets long-duration, investment-grade counterparty exposure, visible energization milestones, and standardized delivery packages. At the asset level, we intend to structure non-recourse or limited-recourse facilities sized to contracted cash flows, with hedging, construction-period support, and customary security over project assets. Debt and equity capital will be raised directly into ring-fenced asset companies rather than at the corporate level. This structure is designed to isolate development and operational risks, preventing cross-collateralization issues and protecting the parent company’s balance sheet.

Strategic Partnerships

We have engineered a “hybrid” power delivery model that leverages both existing regional infrastructure and dedicated on-site generation to ensure redundancy and scalability.

●	Grid and Off-Site Power: We plan to source a portion of our initial capacity from nearby merchant power facilities, which include the nearby Vistra and Quail Run plants, among others. Leveraging their proximity, we intend to construct direct grid interconnections that bypass broader transmission congestion, providing immediate baseload capacity.

●	On-Site Power Partner: To secure dedicated “behind-the-meter” capacity, we are in advanced discussions with a leading provider to act as our primary on-site power partner. We intend to allocate a dedicated 20-acre parcel within our campus to our on-site power partner. Our on-site power partner would assume full responsibility for the entire power value chain on this footprint, including equipment procurement, environmental permitting, financing, construction, ownership, and operation of the generation assets. We expect this strategic partition would significantly reduce New Era’s capital expenditure burden and operational complexity, effectively converting power generation into a delivered service while ensuring our tenants benefit from the reliability of on-site infrastructure.

We leverage specialized partners to execute complex development while maintaining a lean organizational footprint:

●	Engineering and Design (Ramboll/EYP). End-to-end engineering services, including mission-critical facility design, power integration, and commissioning.

●	Power Generation (Thunderhead Energy Solutions). Non-binding letters of intent contemplate financing, construction, and operation of gas-fired power islands for behind-the-meter delivery, subject to definitive documentation and required approvals.

●	Sustainability and Carbon (Mawgan Capital). Collaboration on approaches intended to reduce carbon intensity of on-site generation and to support performance tracking and certification.

●	Connectivity (Globelink). Development of dark-fiber and network infrastructure engineered for low-latency AI workloads, providing redundant, open-access capacity.

Our Community

We recognize that sustainable water access is a critical constraint for data center development in the Permian Basin. Accordingly, we have developed a resilient water sourcing strategy that minimizes impact on municipal potable supplies.

●	Strategic Relationships: We have cultivated strong, collaborative relationships with the Odessa municipality, positioning New Era as a preferred partner for regional infrastructure development.

●	Private Water Partnerships: We have relationships with leading private water infrastructure providers to source industrial and brackish water for our cooling systems. By utilizing non-potable water sources, we mitigate scarcity risks and align our operations with community sustainability goals, ensuring long-term viability and local stakeholder support.

Legal Proceedings

From time to time, we and certain of our officers, directors, and employees are subject to legal proceedings and claims that arise in the ordinary course of business. Recently, the New Mexico Attorney General filed a civil action in the Santa Fe, New Mexico naming, among others, our Chief Executive Officer, E. Will Gray II, and certain affiliated entities, alleging a scheme related to transferring oil and gas wells and purportedly avoiding plugging and abandonment obligations; the complaint seeks civil penalties, damages, and injunctive relief including business restrictions until inactive wells are remediated. The lawsuit was filed on December 23, 2025. Mr. Gray and the Company intend to vigorously defend themselves against these claims.

Regulation

We are subject to laws and regulations in the jurisdictions in which we operate, including those related to land use and zoning, environmental permitting, health and safety, energy and utility interconnections, and industry-specific requirements. We monitor developments that could affect our operations and may adjust our practices to address changes in law or guidance.

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